UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2016

XURA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Quannapowitt Parkway

Wakefield, MA

01880

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 246-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Notes

Pursuant to the Agreement and Plan of Merger, dated as of May 23, 2016 (the “Merger Agreement”), by and among Sierra Private Holdings II Ltd., a private limited company incorporated under the laws of England and Wales (“Parent”), Sierra Private Merger Sub Inc., a Delaware corporation and indirect wholly-owned subsidiary of Parent (“Merger Sub”), and Xura, Inc., a Delaware corporation (the “Company”), on August 19, 2016 (the “Closing Date”), Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Siris Capital Group, LLC (“Siris”). The events described in this Current Report on Form 8-K took place immediately in connection with the completion of the Merger.

Item 1.01	Entry into a Material Definitive Agreement

On August 19, 2016, the Company entered into an amendment (the “Amendment”) to the Rights Agreement, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of April 29, 2015 (the “Rights Plan”). The Amendment provides that (i) the transactions contemplated by the Merger Agreement, including the Merger, will not result in a “Distribution Date” or in Parent being deemed an “Acquiring Person” as such terms are defined under the Rights Plan, (ii) the Rights Plan will be inapplicable to the transactions contemplated by the Merger Agreement, including the Merger, and (iii) the “Final Expiration Date,” as defined in the Rights Plan, will occur immediately prior to the closing of the Merger.

The Rights Agreement and the Certificate of Designation are filed as Exhibits 4.1 and 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2015 and are incorporated herein by reference. The foregoing description of the Amendment is subject to, and qualified in its entirety by reference to the Amendment, which filed as Exhibit 4.1 hereto, and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, on August 19, 2016, the Company repaid all of the outstanding obligations in respect of principal, interest, and fees under the Credit Agreement dated as of December 15, 2014 and as amended from time to time, among the Company and certain subsidiaries and affiliates, as borrowers and guarantors, the lenders party thereto, Elavon Financial Services Limited as administrative agent, U.S. Bank Trustees Limited as collateral agent, Jefferies Finance LLC as sole lead arranger and bookrunner, and Newstar Financial Inc. as documentation agent (the “Credit Agreement”), and terminated all applicable commitments under the Credit Agreement. No penalties were paid in connection with such repayments.

The information set forth under Items 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Introductory Note to this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger, each share of common stock, par value $0.01 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than dissenting shares and shares of Common Stock owned by the Company,

Parent or Merger Sub or any of their subsidiaries (the “Excluded Shares”), was automatically cancelled and converted into the right to receive $25.00 in cash, without interest (the “Merger Consideration”), less any applicable taxes required to be withheld. In addition, as of the Effective Time, all unvested equity awards fully vested. As of the Effective Time, each award of stock options, restricted stock units and director stock units (whether vested or unvested) outstanding under a Company equity incentive plan immediately prior to the Effective Time was automatically cancelled and the holder thereof became entitled to receive a cash payment equal to the product of the Merger Consideration (less the applicable exercise price per share in the case of a stock option) and the number of shares of Common Stock subject to such cancelled award.

The descriptions of the Merger and the Merger Agreement contained in this Current Report on Form 8-K do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, the Company notified the Nasdaq Global Market stock exchange (“NASDAQ”) that the Merger had been completed and requested that trading in the Common Stock be suspended effective immediately following the close of business on the Closing Date. The Company also requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 with respect to the delisting of the Common Stock from NASDAQ.

The Company intends to file with the SEC a certification on Form 15 to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, as promptly as practicable. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of Common Stock (other than the Excluded Shares) were automatically cancelled and converted into the right to receive the Merger Consideration. At the Effective Time, all holders of Common Stock (other than the Excluded Shares) ceased to have any rights with respect thereto other than the right to receive such consideration.

The information set forth under Items 1.01, 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now an indirect wholly-owned subsidiary of Parent.

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $843.6 million, which was funded through a combination of equity and debt financing obtained by Parent, together with cash on-hand at the Company.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, each of Susan D. Bowick, James Budge, Niccolo De Masi, Matthew A. Drapkin, Doron Inbar, Henry R. Nothhaft, Philippe Tartavull, and Mark C. Terrell resigned as directors of the Company. No director resigned because of any disagreement with the Company on any matter relating to its operations, policies or practices. In accordance with the Merger Agreement, at the Effective Time, the directors of Merger Sub became the directors of the Company.

Item 8.01	Other Events.

On August 19, 2016, the Company and Siris issued a joint press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 23, 2016, by and among Sierra Private Holdings II Ltd., a private limited company incorporated under the laws of England and Wales (“Parent”), Sierra Private Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent, and Xura, Inc., a Delaware corporation (incorporated herein by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 23, 2016).

4.1*	Amendment to Rights Agreement, by and between Xura, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, effective as of August 19, 2016.

99.1*	Press Release, dated August 19, 2016.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XURA, INC.

Date: August 19, 2016
	By:	/s/ Roy Luria
Roy Luria
Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 23, 2016, by and among Sierra Private Holdings II Ltd., a private limited company incorporated under the laws of England and Wales (“Parent”), Sierra Private Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent, and Xura, Inc., a Delaware corporation (incorporated herein by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 23, 2016).

4.1*	Amendment to Rights Agreement, by and between Xura, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, effective as of August 19, 2016.

99.1*	Press Release, dated August 19, 2016.

*	Filed herewith.